UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 9, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Arch Therapeutics, Inc. (the “Company”) dismissed Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm, effectively immediately.

The reports of Baker Tilly on the Company’s consolidated financial statements for the fiscal years ended September 30, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that, the reports on the consolidated financial statements of the Company as of and for the years ended September 30, 2022 and 2021, each contained a separate explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended September 30, 2022 and 2021 and the subsequent interim period through January 9, 2024, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference thereto in their reports on the consolidated financial statements for such fiscal years.

During the fiscal years ended September 30, 2022 and 2021 and the subsequent interim period through January 9, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Baker Tilly with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Baker Tilly furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether Baker Tilly agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of Baker Tilly’s letter to the SEC dated January 12, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On January 9, 2024, the Audit Committee approved the appointment of Weinberg & Company, P.A. (“Weinberg”) as the Company’s new independent registered public accounting firm, effective immediately. During the fiscal years ended September 30, 2022 and 2021 and the subsequent interim period through January 9, 2024, neither the Company, nor anyone on its behalf, consulted Weinberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by Weinberg that Weinberg concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01        Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
16.1	Letter from Baker Tilly US, LLP, dated January 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: January 12, 2024	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer